EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Harry E. Gruber, M.D., President and Chief Executive Officer of Kintera, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	the Annual Report on Form 10-K of the Registrant, to which this certification is attached as an exhibit (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 15, 2006

/s/ HARRY E. GRUBER, M.D.
Harry E. Gruber, M.D. President and Chief Executive Officer (Principal Executive Officer)